Exhibit 99.1

Great Basin Reports Third Quarter 2015 Results

Salt Lake City, November 16, 2015 – Great Basin Scientific, Inc. (NASDAQ: GBSN), a molecular diagnostic testing company, today reported financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Financial and Business Highlights
•	Revenue for the third quarter was $545,934, representing a 33.4% year-over-year increase
•	143 revenue-generating U.S. customers as of September 30, 2015
•	Continued adoption of its Group B Strep (GBS) assay, with over 87 customers using or evaluating the test, representing 57% of its installed base
•
On September 1, 2015 submitted 510(k) application to the FDA for Staph ID/R Blood Culture, its first multiplex panel, capable of detecting Staph aureus, Staphylococcus lugdunensis and Staphylococcus epidermidis as well as the presence of the mecA gene, a drug resistance marker that enables resistance to methicillin and creates the superbug MRSA

•
On October 8, 2015 submitted 510(k) application to the FDA for its fourth test, Shiga Toxin Direct. Upon Shiga Toxin Direct FDA approval, Great Basin will have the only stand-alone molecular test for detecting Shiga toxin-producing E. coli (STEC) and the serotype O157 directly from patient specimen

“We are pleased to report our financial results and business progress for the third quarter,” said Ryan Ashton, President and Chief Executive Officer. “Great Basin continues to execute on our strategic initiatives, as evidenced by the 510(k) submissions for our Staph ID/R Blood Culture panel and Shiga Toxin Direct test and our 24% increase in customer acquisition during the third quarter.”

Great Basin Scientific’s Third Quarter 2015 Results

Total revenues for the third quarter of 2015 were $545,934, compared to $409,390 for the same period in 2014, representing an increase of 33.4%. Continued growth in Great Basin’s customer base as well as adoption of its Group B Strep assay drove the year-over-year increase.

Great Basin ended the third quarter with 143 U.S. customers and 64 evaluations either in-progress or scheduled, compared to 115 customers and 46 evaluations during the second quarter ending June 30, 2015, representing an increase of 24% and 39%, respectively.

Operating expenses were $6.2 million in the third quarter of 2015, as compared to $2.5 million in the third quarter of 2014. Research and development expenses increased by $1.5 million over the third quarter of 2014 to $2.9 million in the third quarter of 2015, primarily due to increased clinical and regulatory activities related to their Staph ID/R Blood Culture and Shiga Toxin Direct tests and ongoing pipeline development.  Selling and marketing expenses increased by $1.0 million over the third quarter of 2014 to $1.5 million in the third quarter of 2015, reflecting increases in sales commissions and other costs. General and administrative costs increased by $1.2 million over the third quarter of 2014 to $1.8 million in the third quarter of 2015, due to increased business activities and costs of operating as a public company.

Loss from operations was $6.7 million for the third quarter, compared to $3.0 million for the same period of 2014.   Net income was $13.1 million for the third quarter of 2015, compared to a net loss of $17.2 million for the same period in 2014. In the third quarter of 2015, there was a non-cash gain on the change in fair value of the derivative liability in the amount of $20.0 million as compared to a loss on the change in the fair value of the derivative liability in the amount of $13.9 million in the third quarter of 2014. Excluding the non-cash derivative liability other income, adjusted net loss for the third quarter 2015 was $7.0 million.  Excluding the non-cash derivative liability other expense, adjusted net loss for the third quarter 2014 was $3.3 million.

Basic net income per share was $0.35 for the third quarter of 2015, compared to basic net loss per share of $117.59 for the same period in 2014. Diluted net income per share was $0.26 for the third quarter of 2015, compared to diluted net loss per share of $117.59 for the same period in 2014.

Warrant Exercises & Preferred Conversion
During the third quarter of 2015, the company received 10,650 Series A warrant exercises for proceeds of $23,430. The company also received cashless warrant exercises for 8,595,444 Series C warrants issuing 173,103,797 shares of common stock.  Also, during the third quarter of 2015, 2,574,114 shares of Series E Convertible Preferred Stock were converted into 10,296,456 shares of common stock at a conversion ratio of 1 to 4.

Non-GAAP Financial Measure
This press release includes an Adjusted Net Loss “non-GAAP financial measure” as defined by the U.S. Securities and Exchange Commission (SEC). The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For reconciliation of this non-GAAP financial measure to the nearest comparable GAAP measure, see “Reconciliation of Non-GAAP Financial Measure” included in this press release.

Reconciliation of Non-GAAP Financial Measure
Adjusted Net Loss
The Company excludes the change in fair value of the derivative liability in calculating adjusted net loss because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to peer operating results.

GREAT BASIN SCIENTIFIC, INC.
ADJUSTED NET LOSS
(Unaudited)

	Three Months Ended
	September 30,
The calculation of adjusted net loss is as follows:	2015	2014
Net income (loss)	$13,056,359	$(17,248,524)
Adjustment for change in fair value of derivative liability	(20,016,848)	13,900,400
Adjusted net loss	$(6,960,489)	$(3,348,124)

Change in Fair Value of Derivative Liability
The change in fair value of the derivative liability for the three months ended September 30, 2015 resulted in non-cash other income in the amount of $20.0 million.  This is the result of the decrease in the fair value of Series A, Series B, Series C, Class A, Class B and certain other common stock warrants and options as a result of the decrease in the value of their common stock during the period.  The value of the common stock during the third quarter decreased to $0.10 on September 30, 2015 from $2.96 on June 30, 2015.

The change in fair value of the derivative liability for the three months ended September 30, 2014 resulted in non-cash other expense in the amount of $13.9 million. This is the result of an increase of the fair value of Class A and Class B warrants due to the increase in value of their common stock as the Company approached their IPO date.

About Great Basin Scientific
Great Basin Scientific is a molecular diagnostics company that commercializes breakthrough chip-based technologies. The Company is dedicated to the development of simple, yet powerful, sample-to-result technology and products that provide fast, multiple-pathogen diagnoses of infectious diseases. The Company's vision is to make molecular diagnostic testing so simple and cost-effective that every patient will be tested for every serious infection, reducing misdiagnoses and significantly limiting the spread of infectious disease. More information can be found on the Company's website at www.gbscience.com.

Forward-Looking Statements
This press release includes forward-looking statement regarding events, trends and business prospects, which may affect our future operating results and financial position. Forward-looking statements involve risk and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risk and uncertainties include, but are not limited to: (i) our limited operating history and history or losses; (ii) our ability to develop and commercialize new products and the timing of commercialization; (iii) our ability to obtain capital when needed; and (iv) other risks set forth in the Company's filings with the Securities and Exchange Commission, including the risks set forth in the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.  These forward-looking statements speak only as of the date hereof and Great Basin Scientific specifically disclaims any obligation to update these forward-looking statements, except as required by law.

FINANCIAL TABLES FOLLOW

GREAT BASIN SCIENTIFIC, INC.
CONDENSED BALANCE SHEETS
September 30, 2015 and December 31, 2014
(Unaudited)

	September 30,	December 31,
	2015	2014
Assets
Current assets:
Cash	$7,303,711	$2,017,823
Accounts receivable, net	345,444	267,485
Inventory	1,033,966	457,094
Prepaid and other current assets	574,048	376,778
Total current assets	9,257,169	3,119,180
Intangible assets, net	143,072	216,580
Property and equipment, net	7,486,384	4,237,467
Total assets	$16,886,625	$7,573,227
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$2,107,777	$1,369,169
Accrued expenses	1,164,634	612,359
Current portion of notes payable	18,732	49,994
Notes payable - related party, net of discount	500,000	441,667
Current portion of capital lease obligations	1,229,566	947,422
Total current liabilities	5,020,709	3,420,611
Notes payable, net of current portion	—	5,693
Capital lease obligations, net of current portion	1,207,063	2,156,837
Derivative liability	29,938,937	9,998,636
Total liabilities	36,166,709	15,581,777
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $.001 par value, 5,000,000 shares authorized;
104,386 and 0 shares issued and outstanding, respectively	104	—
Common stock, $.001 par value: 200,000,000 shares authorized;
190,679,941 and 5,086,458 shares issued and outstanding, respectively	190,680	5,086
Additional paid-in capital	83,490,410	55,991,060
Accumulated deficit	(102,961,278)	(64,004,696)
Total stockholders' deficit	(19,280,084)	(8,008,550)
Total liabilities and stockholders' deficit	$16,886,625	$7,573,227

GREAT BASIN SCIENTIFIC, INC.
CONDENSED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended September 30, 2015 and 2014
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenues	$545,934	$409,390	$1,530,170	$1,160,971
Cost of sales	1,102,727	942,334	3,369,268	2,761,153
Gross loss	(556,793)	(532,944)	(1,839,098)	(1,600,182)
Operating expenses:
Research and development	2,878,316	1,424,877	6,284,170	3,265,149
Selling and marketing	1,481,140	479,499	3,206,957	1,646,782
General and administrative	1,795,766	597,795	4,132,973	2,004,080
(Gain) loss on sale of assets	—	—	—	(8,166)
Total operating expenses	6,155,222	2,502,171	13,624,100	6,907,845
Loss from operations	(6,712,015)	(3,035,115)	(15,463,198)	(8,508,027)
Other income (expense):
Interest expense	(253,220)	(314,450)	(868,587)	(819,235)
Interest income	4,746	619	18,078	2,057
Change in fair value of derivative liability	20,016,848	(13,900,400)	(22,641,625)	(13,900,400)
Total other income (expense)	19,768,374	(14,214,231)	(23,492,134)	(14,717,578)
Income (loss) before provision for income taxes	13,056,359	(17,249,346)	(38,955,332)	(23,225,605)
Provision for income taxes	—	822	(1,250)	(5,297)
Net income (loss)	13,056,359	(17,248,524)	(38,956,582)	(23,230,902)

Net income (loss) per common share - basic	$0.35	$(117.59)	$(2.37)	$(184.35)
Net income (loss) per common share - diluted	$0.26	$(117.59)	$(2.37)	$(184.35)
Weighted average common shares - basic	37,542,838	146,678	16,456,668	126,014
Weighted average common shares - diluted	45,135,892	146,678	16,456,668	126,014

GREAT BASIN SCIENTIFIC, INC.
CONDENSED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2015 and 2014
(Unaudited)
	Nine Months Ended
	September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(38,956,582)	$(23,230,902)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,130,826	855,484
Change in fair value of derivative liability	22,641,625	13,900,400
Gain on sale of assets	—	(8,166)
Interest converted to preferred stock	—	13,129
Employee stock compensation	66,391	242,696
Warrant issuance and modifications	54,489	25,063
Debt discount amortization	58,333	16,667
Asset disposal	—	11,124
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(77,959)	(49,011)
Increase in inventory	(576,872)	(61,713)
Increase in prepaid and other assets	(197,270)	(269,459)
Increase in accounts payable	457,250	360,882
Increase in accrued liabilities	552,275	42,598
Net cash used in operating activities	(14,847,494)	(8,151,208)
Cash flows from investing activities:
Acquisition of property and equipment	(842,225)	(222,584)
Construction of equipment	(3,223,827)	(479,196)
Proceeds from sale of assets	—	35,000
Proceeds from sale leaseback	—	1,500,000
Net cash provided by (used in) investing activities	(4,066,052)	833,220
Cash flows from financing activities:
Proceeds from exercise of warrants	3,166,394	—
Proceeds from issuance of convertible notes payable	—	100,000
Proceeds from issuance of convertible notes payable - related party	—	300,000
Proceeds from issuance of preferred stock	—	6,569,886
Proceeds from follow-on offering	21,737,625	—
Proceeds from issuance of notes payable - related party	250,000	890,000
Principal payments of capital leases	(667,630)	(653,837)
Principal payments of notes payable	(36,955)	(390,000)
Principal payments of notes payable -related party	(250,000)	(33,013)
Net cash provided by financing activities	24,199,434	6,783,036
Net increase (decrease) in cash	5,285,888	(534,952)
Cash, beginning of the period	2,017,823	1,211,423
Cash, end of the period	$7,303,711	$676,471
Supplemental disclosures of cash flow information:
Interest paid	$818,378	$775,666
Income taxes paid	$1,250	$6,447
Supplemental schedule of non-cash investing and financing activities:
Conversion of preferred stock to common stock	$10,478	$1,480,000
Issuance of preferred stock as debt discount	$—	$100,000
Conversion of note payable to preferred stock	$—	$400,000
Assets acquired through capital leases	$—	$807,272
Initial public offering and follow-on offering costs incurred but unpaid	$41,175	$531,280
Property and equipment included in accounts payable	$240,183	$70,784
Cashless exercise of warrants	$173,657	$—
Change in derivative liability from exercised and issued warrants	$24,400,224	$—

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